Exhibit 3.25

CERTIFICATE OF FORMATION

OF

CALUMET SUPERIOR, LLC

This Certificate of Formation, dated July 28, 2011, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1. Name. The name of the Company is:

Calumet Superior, LLC

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

(Remainder of page intentionally left blank. Signature page follows.)

IN WITNESS WHEREOF, the undersigned, being the sole member of the Company, has duly executed this Certificate of Formation as of the date first written above.

CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP, an Indiana limited partnership

By:	Calumet LP GP, LLC,
its general partner

By:	Calumet Operating, LLC,
its sole member

By:	Calumet Specialty Products Partners, L.P.,
its sole member

By:	Calumet GP, LLC,
its general partner

By:	/s/ R. Patrick Murray, II

Name:	R. Patrick Murray, II
Title:	Vice President, Chief Financial Officer and Secretary

Signature Page to Certificate of Formation of Calumet Superior, LLC